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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-80609 of the Men's Wearhouse, Inc. on Form S-3 and Registration Statement Nos. 33-48108, 33-48109, 33-48110, 33-61792, 333-21109, 333-21121, 33-74692,
333-53623, 333-80033 and 333-72549 of the Men's Wearhouse, Inc. on Form S-8 of our report dated February 25, 2002 appearing in this Annual Report on Form 10-K of the Men's Wearhouse, Inc. for the year ended February 2, 2002.

DELOITTE & TOUCHE LLP

Houston, Texas
April 22, 2002